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EXHIBIT 99.1

                      For Immediate Release

                      Contact:
                      Laurie Bauer, Best Buy Co., Inc.
                      952-947-2450
                       laurie.bauer@bestbuy.com

                      Susan Hoff, BBY Investor Relations
                      952-947-2443
                      susan.hoff@bestbuy.com

Best Buy Announces Strategic Growth Plans, Including
Initial Acquisitions and International Expansion

    MINNEAPOLIS, December 7, 2000—Best Buy Co., Inc. (NYSE: BBY) today announced it has agreed to acquire Minneapolis-based Musicland Stores Corporation (NYSE: MLG) for $685 million (includes assumption of $260 million in debt) and Seattle-based Magnolia Hi-Fi, Inc. for $87 million. Best Buy also announced its initial international expansion plans. The Company has signed eight leases in Canada and expects to open approximately 65 stores throughout Canada over a three-year period.

    "These strategic moves position Best Buy to grow profits through new customers, new channels of distribution and improved operating efficiencies. The acquisitions allow us to deliver digital entertainment technologies to consumer segments not currently served by Best Buy's store format, particularly in rural areas, malls and the early technology adopters," said Richard M. Schulze, Best Buy Founder, Chairman & CEO. "Musicland's leading mall position, combined with our opportunity to transform their product offerings to include MP3 players, cellular, satellite systems, digital imaging, gaming and expanded accessories, will allow Best Buy to capitalize on the strength of the digital product cycle."

    Best Buy's Schulze will lead the combined companies as Chairman & CEO. Musicland CEO Jack Eugster will join Best Buy's Board of Directors, and Musicland Group senior officers will remain within the combined companies. Best Buy Senior Vice President Kevin Freeland will be promoted to President of Musicland Stores Corporation.

    "Kevin Freeland has a proven track record of success and 20 years of retail experience. He developed our world class inventory management systems, played a leading role in Best Buy's process to profits initiative, and was instrumental in developing this acquisition strategy," Schulze said.

    The Musicland acquisition is expected to close in the first calendar quarter of 2001. Best Buy will tender an offer of cash for stock in the amount of $12.55 per share. Magnolia Hi-Fi will be acquired in a cash transaction and is expected to close mid-December. Both acquired companies will continue to operate autonomously as wholly owned subsidiaries.

    Musicland Group, established in 1956, is the number one mall-based retailer of pre-recorded home entertainment products. The company's more than 1,300 retail stores attract over 300 million customer visits each year. Musicland employs 14,000 people in 49 states, including Puerto Rico and the US Virgin Islands under the names: Sam Goody, Suncoast, Media Play and On Cue. The company reported revenues of $1.89 billion and earnings of $58.4 million for its year ended December 31, 1999.

    Musicland CEO Jack Eugster said, "We share a common Midwestern heritage and a passion for retail. This acquisition is a good strategic fit, which builds on our solid music foundation while providing an exciting opportunity to transform our stores. Retention of talent is a priority within both organizations and creates new possibilities for employee development."

    Seattle-based Magnolia, founded in 1954, is a privately held chain of 13 high-end audio and video stores. Magnolia is widely regarded as the premier specialty retailer in the consumer electronics industry, and has won the Audio/Video International "Dealer Of The Year" award more times than any retailer in the US. The company's revenues were nearly $100 million for 1999. Jim Tweten will continue as Magnolia's President, reporting directly to Best Buy's President & COO Brad Anderson. Tweten is also president of the Pro Buying Group, a collection of high-end, specialty retailers focused on the installation, delivery and service of technology products. Thomas Conrad will continue as Magnolia's Senior Vice President & COO.

    Magnolia President Jim Tweten said, "This acquisition is an ideal fit for our company because it combines the capital and successful growth of Best Buy with the high-end market and service skills of Magnolia. This will provide Magnolia with the growth capital to further establish our market presence and brand strength while providing enhanced employee development opportunities."

    The Company believes that the Canadian market will support approximately 65 Best Buy stores. Management anticipates opening up to 15 stores in Canada in fiscal 2003. Best Buy Senior Vice President Tom Healy will head up the Canadian operation. Healy joined Best Buy in 1990 and led the Company's expansion into the Southeast. Most recently, he was responsible for more than 30 stores generating $1.2 billion in annual revenues. "International expansion allows us to build on our domestic success in becoming a worldwide leader in technology and entertainment products," Best Buy's Schulze said.

    Schulze added, "Best Buy's vision is to be at the intersection of technology and life. To realize this vision, we must come to market using a variety of branding concepts and operational formats. This growth strategy accelerates the implementation of our vision through new customer segments and substantiates our presence as the world's preeminent technology and entertainment player."

    Best Buy will conduct a conference call to discuss information included in this news release and related matters at 9:00 a.m. EST (8:00 a.m. CST) today. The conference call numbers are (612) 332-0107 or (612) 332-0802, and the passcode is 553039. The conference call and presentation will be available simultaneously and in its entirety through a webcast at http://investor.bestbuy.com. A replay of the call will be available beginning at approximately 11:30 a.m. EST today through midnight Monday, December 11. The webcast with presentation materials will be archived on Best Buy's Investor Relations site.

    Statements made in this news release, other than those concerning historical financial information, should be considered forward looking and subject to various risks and uncertainties. Such forward-looking statements are based on management's beliefs and assumptions regarding information currently available, and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those expressed in the forward-looking statements. Factors that could cause results to vary include, among others; those identified in the Company's filings with the Securities and Exchange Commission. The Company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

    This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Musicland Stores Corporation. Musicland Stores Corporation stockholders are advised to read the tender offer statement and the solicitation/recommendation statement regarding the acquisition referred in this news release, which will be filed with the SEC. The tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the solicitation/ recommendation statement will contain important information, which should be read carefully before any decision is made with respect to the offer. Musicland Stores Corporation stockholders will be able to obtain a free copy of the tender offer statement, the solicitation/recommendation statement and certain related documents when they become available from Best Buy and Musicland Stores Corporation and at the SEC's Web site at www.sec.gov.

About Best Buy Co., Inc.

    Minneapolis-based Best Buy Co., Inc. (NYSE: BBY) is the nation's number one specialty retailer of consumer electronics, personal computers, entertainment software and appliances. The Company reaches consumers nationwide through its more than 400 retail stores located in 41 states and online at http://www.bestbuy.com/.

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